Exhibit 99.1

Visa Inc. Posts Strong Fiscal Third Quarter 2012 Earnings Results and Authorizes New $1 Billion Share Repurchase Program

•	Adjusted quarterly net income of $1.1 billion or $1.56 per diluted class A common share excluding a litigation provision and related tax benefit

•	GAAP quarterly net loss of $1.8 billion inclusive of a litigation provision of $4.1 billion covered under the Company’s Retrospective Responsibility Plan

•	The Company authorized a new $1 billion share repurchase program and deposited $150 million into the litigation escrow

SAN FRANCISCO, CA, July 25, 2012 – Visa Inc. (NYSE: V) today announced financial results for the Company’s fiscal third quarter 2012 ended June 30, 2012. On a GAAP basis, the Company reported a net loss of $1.8 billion, inclusive of a litigation provision of $4.1 billion, related to the previously announced settlement agreement in the Multi-District Litigation case. Visa’s share will be paid from the previously funded litigation escrow account established pursuant to the Company’s Retrospective Responsibility Plan.

Excluding the litigation provision of $4.1 billion and related tax benefit, adjusted net income for the quarter was $1.1 billion, or $1.56 per diluted class A common share, an increase of 25% over the prior year on an adjusted basis. The adjusted weighted-average number of diluted class A common shares outstanding during the third quarter was 675 million. The Company’s adjusted quarterly net income per share of class A common stock is a non-GAAP financial measure that is reconciled to its most directly comparable GAAP measure in the accompanying financial tables.

GAAP net operating revenue in the fiscal third quarter of 2012 was $2.6 billion, an increase of 10% over the prior year and driven by strong double-digit growth in service revenues, data processing revenues and international transaction revenues. There was no significant impact on current quarter results related to the strengthening or weakening of the U.S. dollar over the prior year.

“Visa once again reported solid global growth in payments volume, cross border transactions and processed transactions outside the U.S., executing on our strategy of growing the electronification of payments worldwide. We are pleased that we were able to come to a resolution in the merchant litigation which was acceptable to most parties while ensuring the long-term health of the U.S. payments industry,” said Joseph Saunders, chairman and chief executive officer of Visa Inc. “As we look forward, we remain focused on launching new payment solutions and products for our financial and merchant partners and consumers, while supporting the Visa brand and the advancement of electronic payments.”

Fiscal Third Quarter 2012 Financial Highlights:

Payments volume growth, on a constant dollar basis, for the three months ended March 31, 2012, on which fiscal third quarter service revenue is recognized, was a positive 11% over the prior year at $958 billion.

Payments volume growth, on a constant dollar basis, for the three months ended June 30, 2012, was a positive 6% over the prior year at $979 billion.

Cross-border volume growth, on a constant dollar basis, was a positive 14% for the three months ended June 30, 2012.

Total processed transactions, which represent transactions processed by VisaNet, for the three months ended June 30, 2012, were 13.1 billion, a positive 1% increase over the prior year.

Fiscal third quarter 2012 service revenues were $1.2 billion, an increase of 15% versus the prior year, and are recognized based on payments volume in the prior quarter. All other revenue categories are recognized based on current quarter activity. Data processing revenues rose 17% over the prior year to $1.0 billion. International transaction revenues, which are driven by cross-border activity, grew 13% over the prior year to $748 million. Other revenues, which include the Visa Europe licensing fee, were $175 million, a 7% increase over the prior year. Client incentives, which are a contra revenue item, were $614 million and represent 19% of gross revenues.

The Company recorded a $4.1 billion pre-tax provision, or $2.9 billion on an after-tax basis, in the fiscal third quarter of 2012. This represents the Company’s financial portion in the settlement of the Multi-District Litigation case.

Excluding the litigation provision, total operating expenses increased 10% to $1.1 billion during the fiscal third quarter, primarily due to higher personnel expense and professional fees associated with investments in technology projects to support our growth initiatives.

Cash, cash equivalents, restricted cash, and available-for-sale investment securities were $9.4 billion at June 30, 2012.

Excluding the litigation provision and the related tax benefit, the Company’s adjusted effective tax rate was 29.2% for the quarter ended June 30, 2012. The Company’s adjusted effective tax rate is a non-GAAP financial measure that is reconciled to its most directly comparable GAAP measure in the accompanying financial tables.

Notable Events:

During the three months ended June 30, 2012, the Company repurchased approximately 4.0 million class A common shares, at an average price of $115.51 per share, for a total cost of $461 million.

As announced on July 13, 2012, the Company, MasterCard and U.S. financial institution defendants signed a memorandum of understanding to enter into a settlement agreement to resolve the Class Plaintiffs’ claims in the Multi-District Litigation case, and announced an agreement in principle to settle with the individual plaintiffs whose claims were consolidated into the case for pre-trial purposes. The proposed settlement payments for both the Class and individual claims would be approximately $6.6 billion, of which Visa’s share would represent approximately $4.4 billion. Visa’s share will be paid from the litigation escrow account established pursuant to the Company’s Retrospective Responsibility Plan.

As announced on July 19, 2012, the Board of Directors declared a quarterly dividend in the aggregate amount of $0.22 per share of class A common stock (determined in the case of class B and class C common stock on an as-converted basis) payable on September 4, 2012, to all holders of record of the Company’s class A, class B and class C common stock as of August 17, 2012.

The Company’s Board of Directors has authorized a new $1 billion class A share repurchase program. The authorization will be in place through July 2013, and is subject to further change at the discretion of the Board.

On July 24, 2012, the Company deposited $150 million into the litigation escrow account previously established under its Retrospective Responsibility Plan. Under the terms of the plan, when the Company funds the litigation escrow account, the value of the Company’s class B shares – which are held by U.S. financial institutions and their affiliates and successors – is correspondingly adjusted via a reduction in the class B shareholders’ as-converted share count. The $150 million deposit by the Company reduced the number of common shares outstanding on an as-converted basis from 104,452,843 to 103,257,583. The funding calculations were conducted in accordance with the Company’s certificate of incorporation using the volume-weighted average price over the 3-day pricing period from July 19, 2012, through July 23, 2012. As a result of the deposit, the conversion rate applicable to the Company’s class B common stock has decreased from 0.4254 to 0.4206 as of July 24, 2012.

Financial Outlook:

Visa Inc. updates its financial outlook for the following metric through 2012:

•	Adjusted annual diluted class A common stock earnings per share growth in the low twenties*.

Visa Inc. affirms its financial outlook for the following metrics for 2012:

•	Annual net revenue growth in the low double digits;

•	Client incentives as a percent of gross revenues: 17% to 18% range;

•	Marketing expenses: Under $1 billion;

•	Adjusted annual operating margin of about 60%*;

•	Adjusted tax rate: 33% to 34% range*;

•	Capital expenditures $350 million to $400 million range; and

•	Annual free cash flow greater than $4 billion.

*Financial Outlook excludes (i) the impact of the litigation provision and related tax benefit recorded in Q3 2012; and (ii) a non-cash benefit related to the remeasurement of deferred tax liabilities recorded in the tax provision during Q2 2012. These deferred tax liabilities are primarily associated with indefinite-lived intangible assets recorded as part of Visa’s October 2007 reorganization. Including the net impact of the litigation provision and remeasurement of deferred tax liabilities, the annual GAAP tax rate is expected to be between 30 – 31%.

Fiscal Third Quarter 2012 Earnings Results Conference Call Details:

Visa’s executive management team will host a live audio webcast beginning at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) today to discuss the financial results and business highlights. All interested parties are invited to listen to the live webcast at http://investor.visa.com. A replay of the webcast will be available on the Visa Investor Relations website for 30 days. Investor information, including supplemental financial information, is available on Visa Inc.’s Investor Relations website at http://investor.visa.com.

About Visa

Visa is a global payments technology company that connects consumers, businesses, financial institutions and governments in more than 200 countries and territories to fast, secure and reliable digital currency. Underpinning digital currency is one of the world’s most advanced processing networks—VisaNet—that is capable of handling more than 20,000 transaction messages a second, with fraud protection for consumers and guaranteed payment for merchants. Visa is not a bank and does not issue cards, extend credit or set rates and fees for consumers. Visa’s innovations, however, enable its financial institution customers to offer consumers more choices: pay now with debit, ahead of time with prepaid or later with credit products. For more information, visit www.corporate.visa.com.

Forward Looking Statements:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements can be identified by the terms “continue,” “could,” “may,” “subject to,” and similar references to the future. Examples of such forward-looking statements include, but are not limited to, statements we make about the settlement of the multi-district interchange litigation and about our revenue, earnings per share, incentive payments, expenses, operating margin, tax rate, capital expenditures and free cash flow and the growth of those items.

By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are neither statements of historical fact nor guarantees of future performance and (iii) are subject to risks, uncertainties, assumptions and changes in circumstances that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward-looking statements because of a variety of factors, including the following:

•	the impact of new laws, regulations and marketplace barriers, including:

•	rules capping debit interchange reimbursement fees promulgated under the U.S. Wall Street Reform and Consumer Protection Act, or the Reform Act;

•	rules under the Reform Act expanding issuers’ and merchants’ choice among debit payment networks;

•	U.S. government and other parties’ reactions to the changes we have made to our business in response to the Reform Act;

•	increased regulation outside the United States and in other product categories; and

•	rules about consumer privacy and data use and security;

•

developments in current or future litigation or government enforcement, including interchange, antitrust and tax disputes, and also including our failure to satisfy the conditions necessary to make the multi-district litigation settlements effective;

•	economic factors, such as:

•	an increase or spread of the current European crisis involving sovereign debt and the euro;

•	other global economic, political and health conditions;

•	cross-border activity and currency exchange rates; and

•	material changes in our clients’ performance compared to our estimates;

•	industry developments, such as competitive pressure, rapid technological developments, and disintermediation from the payments value stream;

•	system developments, such as:

•	disruption of our transaction processing systems or the inability to process transactions efficiently;

•	account data breaches or increased fraudulent or other illegal activities involving our cards; and

•	issues arising at Visa Europe, including failure to maintain interoperability between our systems;

•	costs arising if Visa Europe were to exercise its right to require us to acquire all of its outstanding stock;

•	loss of organizational effectiveness or key employees;

•	failure to integrate recent acquisitions successfully or to effectively launch new products and businesses;

•	changes in accounting principles or treatments; and

the other factors discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K on file with the U.S. Securities and Exchange Commission. You should not place undue reliance on such statements. Unless required to do so by law, we do not intend to update or revise any forward-looking statement, because of new information or future developments or otherwise.

Contacts:

Investor Relations: Jack Carsky or Victoria Hyde-Dunn, 415-932-2213, ir@visa.com

Media Relations: Will Valentine, 415-932-2564, globalmedia@visa.com

VISA INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2012	2011	2012	2011
	(in millions, except per share data)
Operating Revenues
Service revenues	$1,216	$1,055	$3,608	$3,156
Data processing revenues	1,040	886	2,913	2,553
International transaction revenues	748	662	2,229	1,916
Other revenues	175	167	532	484
Client incentives	(614)	(448)	(1,592)	(1,304)

Total operating revenues	2,565	2,322	7,690	6,805

Operating Expenses
Personnel	435	363	1,255	1,071
Network and processing	102	91	303	251
Marketing	242	251	602	631
Professional fees	99	84	251	222
Depreciation and amortization	84	74	244	211
General and administrative	112	114	320	319
Litigation provision	4,098	—	4,098	6

Total operating expenses	5,172	977	7,073	2,711

Operating (loss) income	(2,607)	1,345	617	4,094

Other Income (Expense)
Interest expense	(11)	(11)	(28)	(19)
Investment income, net	12	88	31	107
Other	(1)	121	(1)	120

Total other income	—	198	2	208

(Loss) Income before income taxes	(2,607)	1,543	619	4,302
Income tax (benefit) provision	(768)	539	139	1,534

Net (loss) income including non-controlling interest	(1,839)	1,004	480	2,768
Loss attributable to non-controlling interest	—	1	2	2

Net (loss) income attributable to Visa Inc.	$(1,839)	$1,005	$482	$2,770

Basic (loss) earnings per share
Class A common stock	$(2.74)	$1.43	$0.71	$3.90

Class B common stock	$(1.16)	$0.70	$0.32	$1.97

Class C common stock	$(2.74)	$1.43	$0.71	$3.90

Basic weighted-average shares outstanding
Class A common stock	525	521	523	506

Class B common stock	245	245	245	245

Class C common stock	40	59	43	78

Diluted (loss) earnings per share
Class A common stock	$(2.74)	$1.43	$0.71	$3.89

Class B common stock	$(1.16)	$0.70	$0.32	$1.96

Class C common stock	$(2.74)	$1.43	$0.71	$3.89

Diluted weighted-average shares outstanding
Class A common stock	672	704	681	712

Class B common stock	245	245	245	245

Class C common stock	40	59	43	78

VISA INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	June 30, 2012	September 30, 2011
	(in millions, except par value data)
Assets
Cash and cash equivalents	$1,558	$2,127
Restricted cash - litigation escrow	4,282	2,857
Investment securities
Trading	63	57
Available-for-sale	682	1,214
Settlement receivable	443	412
Accounts receivable	793	560
Customer collateral	886	931
Current portion of client incentives	224	278
Deferred tax assets	1,645	489
Prepaid expenses and other current assets	323	265

Total current assets	10,899	9,190
Investment securities, available-for-sale	2,923	711
Client incentives	97	85
Property, equipment and technology, net	1,581	1,541
Other assets	123	129
Intangible assets, net	11,437	11,436
Goodwill	11,681	11,668

Total assets	$38,741	$34,760

Liabilities
Accounts payable	$111	$169
Settlement payable	747	449
Customer collateral	886	931
Accrued compensation and benefits	389	387
Client incentives	763	528
Accrued liabilities	574	562
Accrued litigation	4,384	425

Total current liabilities	7,854	3,451
Deferred tax liabilities	3,944	4,205
Other liabilities	785	667

Total liabilities	12,583	8,323

Equity
Preferred stock, $0.0001 par value, 25 shares authorized and none issued	$—	$—
Class A common stock, $0.0001 par value, 2,001,622 shares authorized, 527 and 520 shares issued and outstanding at June 30, 2012, and September 30, 2011, respectively	—	—
Class B common stock, $0.0001 par value, 622 shares authorized, 245 shares issued and outstanding at June 30, 2012 and September 30, 2011	—	—
Class C common stock, $0.0001 par value, 1,097 shares authorized, 38 and 47 shares issued and outstanding at June 30, 2012, and September 30, 2011, respectively	—	—
Additional paid-in capital	19,922	19,907
Accumulated income	6,411	6,706
Accumulated other comprehensive income (loss), net
Investment securities, available-for-sale	1	—
Defined benefit pension and other postretirement plans	(189)	(186)
Derivative instruments classified as cash flow hedges	25	18
Foreign currency translation adjustments	(12)	(8)

Total accumulated other comprehensive loss, net	(175)	(176)

Total equity	26,158	26,437

Total liabilities and equity	$38,741	$34,760

VISA INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended June 30,
	2012	2011
	(in millions)
Operating Activities
Net income including non-controlling interest	$480	$2,768
Adjustments to reconcile net income including non-controlling interest to net cash provided by (used in) operating activities:
Amortization of client incentives	1,592	1,304
Fair Value adjustment for the Visa Europe Put Option	—	(122)
Share-based compensation	112	122
Excess tax benefit for share-based compensation	(42)	(12)
Depreciation and amortization of intangible assets and property, equipment and technology	244	211
Litigation provision and accretion	4,099	15
Deferred income taxes	(1,427)	169
Other	(34)	(107)
Change in operating assets and liabilities:
Trading securities	(6)	(5)
Settlement receivable	(31)	3
Accounts receivable	(231)	(70)
Client incentives	(1,315)	(1,144)
Other assets	(35)	30
Accounts payable	(58)	(47)
Settlement payable	298	52
Accrued compensation and benefits	—	(37)
Accrued and other liabilities	134	74
Accrued litigation	(140)	(200)

Net cash provided by operating activities	3,640	3,004

Investing Activities
Purchases of property, equipment and technology	(235)	(236)
Proceeds from disposal of property, equipment and technology	2	—
Purchases of intangible assets	(35)	—
Investment securities, available-for-sale:
Purchases	(3,326)	(50)
Proceeds from sales and maturities	1,640	35
Purchases of / contributions to other investments	(9)	(10)
Proceeds / distributions from other investments	23	104
Acquisitions, net of cash received of $17 and $22, respectively	(3)	(268)

Net cash used in investing activities	(1,943)	(425)

Financing Activities
Repurchase of class A common stock	(536)	(1,600)
Dividends paid	(448)	(320)
Deposits into litigation escrow account—retrospective responsibility plan	(1,565)	(1,200)
Payment from litigation escrow account—retrospective responsibility plan	140	210
Cash proceeds from exercise of stock options	111	63
Excess tax benefit for share-based compensation	42	12
Principal payments on debt	—	(9)
Principal payments on capital lease obligations	(6)	(10)

Net cash used in financing activities	(2,262)	(2,854)

Effect of exchange rate changes on cash and cash equivalents	(4)	8

Decrease in cash and cash equivalents	(569)	(267)
Cash and cash equivalents at beginning of year	2,127	3,867

Cash and cash equivalents at end of period	$1,558	$3,600

Supplemental Disclosure of Cash Flow Information
Income taxes paid, net of refunds	$1,575	$1,251
Amounts included in accounts payable and accrued and other liabilities related to purchases of intangible assets and property, equipment and technology	$85	$17
Interest payment on debt	$—	$2

VISA INC.

FISCAL 2011 AND 2012 QUARTERLY RESULTS OF OPERATIONS

(UNAUDITED)

	Fiscal 2011 Quarter Ended		Fiscal 2012 Quarter Ended
	June 30, 2011	September 30, 2011	December 31, 2011	March 31, 2012	June 30, 2012
	(in millions)
Operating Revenues
Service revenues	$1,055	$1,105	$1,151	$1,241	$1,216
Data processing revenues	886	925	951	922	1,040
International transaction revenues	662	758	748	733	748
Other revenues	167	171	178	179	175
Client incentives	(448)	(576)	(481)	(497)	(614)

Total operating revenues	2,322	2,383	2,547	2,578	2,565

Operating Expenses
Personnel	363	388	389	431	435
Network and processing	91	106	98	103	102
Marketing	251	239	190	170	242
Professional fees	84	115	70	82	99
Depreciation and amortization	74	77	80	80	84
General and administrative	114	95	102	106	112
Litigation provision	—	1	—	—	4,098

Total operating expenses	977	1,021	929	972	5,172

Operating income (loss)	1,345	1,362	1,618	1,606	(2,607)

Other Income (Expense)
Interest expense	(11)	(13)	(10)	(7)	(11)
Investment income, net	88	1	10	9	12
Other	121	4	(1)	1	(1)

Total other income (expense)	198	(8)	(1)	3	—

Income (loss) before income taxes	1,543	1,354	1,617	1,609	(2,607)
Income tax provision (benefit)	539	476	590	317	(768)

Net income (loss) including non-controlling interest	1,004	878	1,027	1,292	(1,839)
Loss attributable to non-controlling interest	1	2	2	—	—

Net income (loss) attributable to Visa Inc.	$1,005	$880	$1,029	$1,292	$(1,839)

VISA INC.

Reconciliation of Non-GAAP Financial Results

US$ in millions, except margin ratio and per share data

During the third quarter of fiscal 2012, we recorded a provision related to litigation subject to the retrospective responsibility plan of $4.1 billion and related tax benefits (“litigation provision adjustment”). Additionally, our reported financial results for the nine months ended June 30, 2012 benefited from a one-time non-cash adjustment of $208 million related to the remeasurement of our net deferred tax liabilities (“deferred tax adjustment”) recorded in our income tax provision during the three months ended March 31, 2012. The deferred tax adjustment has no cash impact to us.

During the third quarter of fiscal 2011, we recorded a decrease of $122 million in the fair value of the Visa Europe put option (“revaluation of the Visa Europe put option”), which resulted in the recognition of non-cash, non-operating other income in our financial results. These amounts are not subject to income tax and therefore have no impact on our reported income tax provision. We believe the presentation of adjusted financial results excluding the litigation provision adjustment, the deferred tax adjustment, and the revaluation of the Visa Europe put option provides a clearer understanding of our operating performance for the respective periods.

	Three Months Ended June 30,
	Operating expenses		Operating margin(1)		Net (loss) income attributable to Visa Inc.			Diluted (loss) earnings per share(2)
	2012	2011	2012	2011	2012		2011	2012	2011
As reported	$5,172	$977	(102)%	58%	$(1,839)		$1,005	$(2.74)	$1.43
Litigation provision	(4,098)	—	NM	—	2,894	(3)	—	4.30	—
Revaluation of Visa Europe put option	—	—	—	—	—		(122)	—	(0.17)

Adjusted	$1,074	$977	58%	58%	$1,055		$883	$1.56	$1.26

Diluted weighted-average shares outstanding(4)								675	704
	Nine Months Ended June 30,
	Operating expenses		Operating margin(1)		Net income attributable to Visa Inc.			Diluted earnings per share(2)
	2012	2011	2012	2011	2012		2011	2012	2011
As reported	$7,073	$2,711	8%	60%	$482		$2,770	$0.71	$3.89
Litigation provision	(4,098)	—	53%	—	2,894	(3)	—	4.25	—
Impact of deferred tax adjustment	—	—	—	—	(208)		—	(0.30)	—
Revaluation of Visa Europe put option	—	—	—	—	—		(122)	—	(0.17)

Adjusted	$2,975	$2,711	61%	60%	$3,168		$2,648	$4.66	$3.72

Diluted weighted-average shares outstanding (as reported)								681	712

(1)	Operating margin is calculated as operating (loss) income divided by total operating revenues.
(2)	Diluted (loss) earnings per share figures calculated based on whole numbers, not rounded numbers.
(3)

The litigation provision adjustment to net (loss) income attributable to Visa Inc. is shown net of tax. The tax impact is determined by applying applicable federal and state tax rates to the litigation provision and applying related reserves for uncertain tax positions.

(4)

For the three months ended June 30, 2012, the computation of adjusted diluted earnings per share included the effect of 3 million incremental dilutive shares, which were excluded from the computation of reported diluted loss per share as they are considered anti-dilutive when applied to a net loss.

VISA INC.

Reconciliation of Non-GAAP Financial Results

US$ in millions, except effective tax rate

The following table presents our adjusted effective income tax rates for the three and nine months ended June 30, 2012, which excludes the impact of the covered litigation provision of $4.1 billion recorded in the third quarter of fiscal 2012, and the one-time, non-cash benefit, of $208 million, resulting from the remeasurement of our net deferred tax liabilities in the second quarter of fiscal 2012. We believe the presentation of our adjusted effective income tax rates provides a clearer understanding of our operating performance for these periods. We believe the covered litigation provision and the one-time non-cash adjustment to remeasure our deferred taxes recorded in our effective income tax rates are not indicative of our financial performance in the current or future periods.

	Three Months Ended June, 30, 2012	Nine Months Ended June, 30, 2012
	Effective tax rate(1)
As reported	29.5%	22.4%
Litigation Provision	(0.3%)	6.1%
Remeasurement of deferred tax liabilities	—	4.4%

Adjusted	29.2%	32.9%

(1)	Effective income tax rate calculated based on whole numbers, not rounded numbers.

Operational Performance Data

The tables below provide information regarding the available operational results for the 3 months ended June 30, 2012, as well as the prior four quarterly reporting periods and the 12 months ended June 30, 2012 and 2011, for cards carrying the Visa, Visa Electron and Interlink brands. Also included is a table with information on the number of billable transactions processed on Visa Inc.’s CyberSource network.

1. Branded Volume and Transactions

The tables present total volume, payments volume, and cash volume, and the number of payments transactions, cash transactions, accounts and cards for cards carrying the Visa, Visa Electron and Interlink brands. Card counts include PLUS proprietary cards. Nominal and constant dollar growth rates over prior years are provided for volume-based data.

	For the 3 Months Ended June 30, 2012
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)
All Visa Credit & Debit
Asia Pacific	$412	8.7%	11.1%	$277	11.4%	12.9%	2,988	$135	3.6%	7.6%	651
Canada	62	3.5%	8.1%	57	3.7%	8.3%	513	5	1.7%	6.2%	12
CEMEA	232	13.4%	22.4%	45	29.8%	40.7%	745	187	10.1%	18.7%	1,083
LAC	246	0.7%	16.5%	88	3.0%	19.8%	2,066	158	-0.6%	14.8%	964
US	618	-0.9%	-0.9%	512	-1.1%	-1.1%	10,036	106	0.1%	0.1%	861

Visa Inc.	1,570	3.9%	8.1%	979	4.0%	6.3%	16,349	591	3.7%	11.2%	3,570
Visa Credit Programs
US	$256	9.3%	9.3%	$246	9.8%	9.8%	2,880	$11	-0.6%	-0.6%	15
Rest of World	426	6.6%	11.1%	379	8.8%	13.2%	4,426	48	-8.2%	-2.7%	191

Visa Inc.	682	7.6%	10.4%	624	9.2%	11.8%	7,306	58	-6.9%	-2.3%	206
Visa Debit Programs
US	$362	-7.1%	-7.1%	$266	-9.4%	-9.4%	7,157	$95	0.2%	0.2%	846
Rest of World	526	7.8%	18.0%	88	17.1%	28.5%	1,887	438	6.1%	16.1%	2,518

Visa Inc.	888	1.2%	6.3%	355	-4.0%	-2.3%	9,044	533	5.0%	12.9%	3,364

	For the 3 Months Ended March 31, 2012
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$408	16.0%	14.3%	$269	16.6%	14.0%	2,874	$139	14.7%	14.8%	637	530	631
Canada	56	6.8%	8.8%	51	6.9%	8.9%	463	5	5.6%	7.6%	10	24	32
CEMEA	211	19.1%	24.1%	40	33.3%	39.7%	665	171	16.1%	20.9%	1,015	250	251
LAC	251	13.2%	18.9%	90	16.9%	22.8%	2,016	161	11.2%	16.8%	953	391	420
US	615	6.9%	6.9%	508	6.5%	6.5%	10,115	108	8.8%	8.8%	880	536	691

Visa Inc.	1,541	11.8%	12.9%	958	11.1%	11.2%	16,134	584	12.9%	15.8%	3,495	1,732	2,025
Visa Credit Programs
US	$234	11.8%	11.8%	$223	12.1%	12.1%	2,599	$10	5.5%	5.5%	15	205	265
Rest of World	411	13.1%	12.9%	365	14.9%	14.4%	4,229	47	0.8%	2.4%	182	453	513

Visa Inc.	645	12.6%	12.5%	588	13.8%	13.5%	6,829	57	1.6%	2.9%	197	658	778
Visa Debit Programs
US	$382	4.0%	4.0%	$284	2.4%	2.4%	7,516	$97	9.1%	9.1%	865	331	426
Rest of World	515	17.1%	21.0%	85	25.9%	29.5%	1,790	429	15.5%	19.4%	2,433	742	820

Visa Inc.	897	11.2%	13.1%	370	7.0%	7.6%	9,306	527	14.3%	17.4%	3,299	1,074	1,246

Operational Performance Data

	For the 3 Months Ended December 31, 2011
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$409	13.2%	11.5%	$276	15.1%	12.0%	2,948	$133	9.5%	10.3%	621	519	613
Canada	60	4.1%	5.6%	56	4.7%	6.2%	500	5	-2.2%	-0.8%	10	27	36
CEMEA	221	20.1%	25.0%	39	29.1%	36.6%	643	182	18.3%	22.8%	1,066	241	243
LAC	263	13.0%	19.1%	93	14.7%	20.7%	2,068	169	12.1%	18.3%	998	383	414
US	635	7.4%	7.4%	529	7.3%	7.3%	10,608	106	7.9%	7.9%	879	552	704

Visa Inc.	1,588	11.3%	12.4%	993	10.6%	10.6%	16,768	595	12.4%	15.5%	3,574	1,722	2,011
Visa Credit Programs
US	$248	9.7%	9.7%	$237	9.7%	9.7%	2,808	$11	10.4%	10.4%	16	203	263
Rest of World	430	12.8%	12.2%	379	13.5%	12.7%	4,366	51	7.7%	9.1%	189	456	516

Visa Inc.	678	11.6%	11.3%	616	12.0%	11.5%	7,174	63	8.2%	9.3%	205	659	779
Visa Debit Programs
US	$387	5.9%	5.9%	$292	5.4%	5.4%	7,800	$95	7.6%	7.6%	863	349	441
Rest of World	523	15.1%	19.3%	85	20.3%	24.4%	1,793	438	14.1%	18.4%	2,506	714	791

Visa Inc.	910	11.0%	13.2%	377	8.4%	9.1%	9,593	533	12.9%	16.3%	3,369	1,063	1,232

	For the 3 Months Ended September 30, 2011
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$402	23.1%	13.9%	$272	28.2%	17.4%	2,888	$130	13.6%	7.1%	626	509	602
Canada	61	14.6%	7.6%	56	14.7%	7.7%	489	5	13.5%	6.6%	10	26	35
CEMEA	212	29.7%	27.2%	37	38.8%	36.1%	569	175	28.0%	25.5%	998	241	239
LAC	249	22.4%	16.7%	89	30.0%	23.8%	1,905	160	18.5%	13.1%	929	372	403
US	626	9.1%	9.1%	517	9.1%	9.1%	10,487	109	9.0%	9.0%	907	509	655

Visa Inc.	1,550	17.4%	13.7%	971	17.0%	13.4%	16,337	579	18.0%	14.2%	3,470	1,657	1,934
Visa Credit Programs
US	$241	11.1%	11.1%	$229	10.3%	10.3%	2,664	$13	26.5%	26.5%	18	201	261
Rest of World	421	24.4%	15.6%	369	25.0%	15.9%	4,219	51	20.0%	13.4%	182	453	513

Visa Inc.	662	19.2%	13.9%	598	19.0%	13.7%	6,883	64	21.2%	15.8%	200	654	774
Visa Debit Programs
US	$385	7.9%	7.9%	$288	8.2%	8.2%	7,822	$97	7.0%	7.0%	889	308	394
Rest of World	504	23.2%	18.2%	85	39.6%	32.2%	1,632	419	20.4%	15.7%	2,381	695	766

Visa Inc.	888	16.1%	13.5%	373	14.0%	12.8%	9,454	515	17.6%	14.0%	3,270	1,003	1,160

	For the 3 Months Ended June 30, 2011
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$379	22.7%	13.5%	$248	25.5%	15.1%	2,758	$131	17.6%	10.7%	599	495	588
Canada	60	13.6%	7.7%	55	14.0%	8.0%	473	5	9.9%	4.2%	10	25	34
CEMEA	204	32.3%	26.9%	35	41.6%	35.7%	532	170	30.5%	25.3%	992	230	232
LAC	244	31.8%	22.9%	85	37.1%	27.7%	1,817	159	29.1%	20.5%	912	365	398
US	624	10.0%	10.0%	518	10.4%	10.4%	10,417	106	8.2%	8.2%	902	499	654

Visa Inc.	1,512	19.1%	14.6%	941	17.4%	13.4%	15,997	570	22.2%	16.6%	3,415	1,615	1,906
Visa Credit Programs
US	$235	9.5%	9.5%	$224	9.9%	9.9%	2,570	$11	2.1%	2.1%	17	199	258
Rest of World	400	25.0%	15.6%	348	25.3%	15.8%	4,042	52	22.6%	14.4%	179	448	509

Visa Inc.	634	18.8%	13.2%	572	18.8%	13.3%	6,612	62	18.6%	12.0%	196	647	766
Visa Debit Programs
US	$389	10.3%	10.3%	$294	10.8%	10.8%	7,847	$95	8.9%	8.9%	885	301	397
Rest of World	488	27.8%	20.6%	75	36.6%	27.4%	1,538	413	26.3%	19.5%	2,334	667	744

Visa Inc.	877	19.4%	15.6%	369	15.2%	13.6%	9,385	508	22.6%	17.2%	3,219	968	1,140

Operational Performance Data

	For the 12 Months Ended June 30, 2012
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)
All Visa Credit & Debit
Asia Pacific	$1,631	15.0%	12.6%	$1,094	17.5%	14.0%	11,698	$537	10.2%	9.9%	2,534
Canada	239	7.1%	7.5%	219	7.3%	7.7%	1,964	20	4.4%	4.9%	42
CEMEA	876	20.1%	24.6%	161	32.5%	38.4%	2,623	715	17.6%	21.9%	4,162
LAC	1,009	11.8%	17.8%	360	15.4%	21.8%	8,056	648	9.9%	15.7%	3,844
US	2,495	5.5%	5.5%	2,066	5.3%	5.3%	41,247	429	6.3%	6.3%	3,527

Visa Inc.	6,250	10.8%	11.7%	3,900	10.5%	10.3%	65,588	2,350	11.5%	14.1%	14,109
Visa Credit Programs
US	$980	10.4%	10.4%	$935	10.4%	10.4%	10,952	$45	10.3%	10.3%	64
Rest of World	1,688	13.8%	12.9%	1,491	15.2%	14.0%	17,239	197	4.4%	5.4%	744

Visa Inc.	2,668	12.6%	12.0%	2,426	13.3%	12.6%	28,192	242	5.5%	6.3%	808
Visa Debit Programs
US	$1,515	2.5%	2.5%	$1,131	1.4%	1.4%	30,295	$384	5.9%	5.9%	3,463
Rest of World	2,067	15.4%	19.1%	343	25.1%	28.6%	7,102	1,724	13.7%	17.4%	9,838

Visa Inc.	3,582	9.6%	11.5%	1,474	6.1%	6.6%	37,396	2,108	12.2%	15.1%	13,302

	For the 12 Months Ended June 30, 2011
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$1,419	17.8%	11.4%	$931	20.6%	13.6%	10,836	$488	12.7%	7.3%	2,363	495	588
Canada	224	12.1%	7.5%	204	11.8%	7.1%	1,810	20	16.1%	11.3%	38	25	34
CEMEA	729	26.8%	25.4%	122	33.9%	31.7%	1,911	607	25.4%	24.2%	3,714	230	232
LAC	902	25.6%	20.6%	312	30.0%	25.8%	7,013	590	23.4%	18.0%	3,558	365	398
US	2,365	11.2%	11.2%	1,962	11.9%	11.9%	39,763	404	7.8%	7.8%	3,470	499	654

Visa Inc.	5,639	16.9%	14.1%	3,531	16.2%	13.7%	61,332	2,108	18.0%	14.7%	13,143	1,615	1,906
Visa Credit Programs
US	$887	6.4%	6.4%	$846	8.3%	8.3%	9,819	$41	-21.3%	-21.3%	65	199	258
Rest of World	1,483	19.8%	13.8%	1,295	19.8%	13.7%	15,710	188	20.2%	14.7%	665	448	509

Visa Inc.	2,370	14.4%	10.9%	2,141	15.0%	11.5%	25,529	229	9.9%	6.0%	730	647	766
Visa Debit Programs
US	$1,478	14.3%	14.3%	$1,115	14.9%	14.9%	29,943	$363	12.4%	12.4%	3,405	301	397
Rest of World	1,791	22.7%	18.5%	275	34.0%	28.7%	5,859	1,516	20.8%	16.8%	9,008	667	744

Visa Inc.	3,269	18.7%	16.5%	1,390	18.2%	17.3%	35,803	1,879	19.1%	15.9%	12,413	968	1,140

Operational Performance Data

Footnote

The preceding tables present regional total volume, payments volume and cash volume, and the number of payments transactions, cash transactions, accounts and cards for cards carrying the Visa, Visa Electron and Interlink brands. Card counts include PLUS proprietary cards. Nominal and constant dollar growth rates over prior years are provided for volume-based data.

Payments volume represents the aggregate dollar amount of purchases made with cards carrying the Visa, Visa Electron and Interlink brands for the relevant period; and cash volume represents the aggregate dollar amount of cash disbursements obtained with these cards for the relevant period and includes the impact of balance transfers and convenience checks; but excludes proprietary PLUS volume. Total volume represents payments volume plus cash volume.

Visa payment products are comprised of credit and debit programs, and data relating to each program is included in the tables. Debit programs include Visa’s signature based and Interlink (PIN) debit programs.

The data presented is reported quarterly by Visa’s members on their operating certificates and is subject to verification by Visa. On occasion, members may update previously submitted information.

Visa’s CEMEA region is comprised of countries in Central Europe, the Middle East and Africa. Effective with the 3 months ended September, 2009, Pakistan and Afghanistan were moved from the AP to CEMEA region. Several European Union countries in Central Europe, Israel and Turkey are not included in CEMEA. LAC is comprised of countries in Central and South America and the Caribbean. Rest of World includes Asia Pacific, Canada, CEMEA and LAC.

Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which Visa Inc. volumes are reported (“Nominal USD”). These exchange rates are calculated on a quarterly basis using the established exchange rate for each quarter. To eliminate the impact of foreign currency fluctuations against the U.S. dollar in measuring performance, Visa Inc. also reports year-over-year growth in total volume, payments volume and cash volume on the basis of local currency information (“Constant USD”). This presentation represents Visa’s historical methodology which may be subject to review and refinement.

Operational Performance Data

2. Cross Border Volume

The table below represents cross border volume growth for cards carrying the Visa, Visa Electron, Interlink and PLUS brands. Cross border volume refers to payments and cash volume where the issuing country is different from the merchant country.

Period	Growth (Nominal USD)	Growth (Constant USD)
3 Months Ended
Jun 30, 2012	10%	14%
Mar 31, 2012	15%	16%
Dec 31, 2011	12%	13%
Sep 30, 2011	19%	15%
Jun 30, 2011	20%	14%
12 Months Ended
Jun 30, 2012	14%	15%
Jun 30, 2011	17%	14%

3. Visa Processed Transactions

The table below represents transactions involving Visa, Visa Electron, Interlink and PLUS cards processed on Visa’s networks. CyberSource transactions are not included in this table, and are reported in the next section.

Period	Processed Transactions (millions)	Growth
3 Months Ended
Jun 30, 2012	13,113	1%
Mar 31, 2012	13,038	8%
Dec 31, 2011	13,600	8%
Sep 30, 2011	13,263	9%
Jun 30, 2011	13,038	11%
12 Months Ended
Jun 30, 2012	53,014	7%
Jun 30, 2011	49,778	14%

Operational Performance Data

4. CyberSource Transactions

The table below represents billable transactions processed on Visa Inc.’s CyberSource network.

Period	Billable Transactions (millions)	Growth
3 Months Ended
Jun 30, 2012	1,303	25%
Mar 31, 2012	1,281	26%
Dec 31, 2011	1,235	25%
Sep 30, 2011	1,088	31%
Jun 30, 2011	1,045	38%
12 Months Ended
Jun 30, 2012	4,907	27%
Jun 30, 2011	3,879	38%